SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 10549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

ACRES GAMING INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

ACRES GAMING INCORPORATED

7115 Amigo Street, Suite 150
Las Vegas, Nevada 89119

October 28, 2002

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Acres Gaming Incorporated (the “Company”).

Place:	Company Headquarters 7115 Amigo Street, Suite 150 Las Vegas, Nevada 89119
Date:	December 11, 2002
Time:	10:00 a.m. Pacific Time

      The Notice of the Annual Meeting and Proxy Statement accompany this letter. The Proxy Statement describes the business to be transacted at the meeting and provides other information concerning the Company.

      The principal business to be transacted at the Annual Meeting is the election of directors, approval of the Company 2002 Stock Incentive Plan and ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending June 30, 2003. The Board of Directors recommends that stockholders vote for election of the nominee directors, approve the 2002 Stock Incentive Plan and ratification of PricewaterhouseCoopers LLP as the Company’s independent accountants.

      We know that many of our stockholders will be unable to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please mark, sign, date and return your proxy card in the enclosed envelope as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy card. You may, of course, attend the Annual Meeting and vote in person even if you have previously returned your proxy card.

Sincerely,

Reed M. Alewel
Senior Vice President, Sales and Secretary

IMPORTANT

      A proxy card is enclosed herewith. All stockholders are urged to complete and mail the proxy card promptly. The enclosed envelope for return of the proxy card requires no postage. Any stockholder attending the Annual Meeting may personally vote on all matters that are considered, in which event the signed proxy will be revoked.

IT IS IMPORTANT THAT YOUR STOCK BE VOTED

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL NO. 1 -- ELECTION OF DIRECTORS
MANAGEMENT INFORMATION
PRINCIPAL SHAREHOLDERS
PROPOSAL NO. 2 -- APPROVE THE ACRES GAMING INCORPORATED 2002 STOCK INCENTIVE PLAN
PROPOSAL NO. 3 -- RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS
PROPOSALS OF SHAREHOLDERS
OTHER BUSINESS
INCORPORATION BY REFERENCE
HOUSEHOLDING
FINANCIAL INFORMATION
APPENDIX 1

ACRES GAMING INCORPORATED

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held December 11, 2002

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Acres Gaming Incorporated, a Nevada corporation (the “Company”), will be held on Wednesday, December 11, 2002, at 10:00 a.m. Pacific Time, at Company Headquarters, 7115 Amigo Street, Suite 150, Las Vegas, Nevada 89119, for the following purposes:

1. To elect six (6) directors to the Company’s Board of Directors.

2. To approve the adoption of the Acres Gaming Incorporated 2002 Stock Incentive Plan.

3. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending June 30, 2003.

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Only stockholders of record at the close of business on October 28, 2002, will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

      ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR VOTE YOUR SHARES IN PERSON IN THE EVENT THAT YOU ATTEND THE ANNUAL MEETING.

By Order of the Board of Directors

Patrick W. Cavanaugh
Senior Vice President, Chief Financial Officer
and Treasurer

Las Vegas, Nevada

October 28, 2002

ACRES GAMING INCORPORATED

7115 Amigo Street, Suite 150
Las Vegas, Nevada 89119

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Wednesday, December 11, 2002

INFORMATION CONCERNING SOLICITATION AND VOTING

General

      This Proxy Statement is furnished by the Board of Directors of Acres Gaming Incorporated, a Nevada corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors for use at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 a.m. Pacific Time, on Wednesday, December 11, 2002, at Company Headquarters, 7115 Amigo Street, Suite 150, Las Vegas, Nevada 89119.

      This Proxy Statement and the enclosed form of proxy are being mailed to stockholders on or about November 7, 2002.

Record Date and Outstanding Shares

      Only holders of record of the Company’s Common Stock at the close of business October 28, 2002, are entitled to notice of and to vote at the Annual Meeting. On that date, 9,509,046 shares of the Company’s Common Stock (the “Outstanding Shares”) were outstanding.

Solicitation of Proxies

      The cost of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby has been or will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers and other employees of the Company, without additional remuneration, in person or by telephone or facsimile transmission. The Company will also request brokerage firms, bank nominees, custodians, and fiduciaries to forward proxy materials to the beneficial owners of the Common Stock as of the record date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly completing, signing, dating and returning the enclosed proxy card will help avoid additional expense.

Quorum and Voting

      Each Outstanding Share entitles the holder thereof to one vote upon each matter to be presented at the Annual Meeting. A quorum, consisting of a majority of the Outstanding Shares, must be present in person or by proxy for the transaction of business. If a quorum is present:

(i) each nominee for election to the Board of Directors will be elected by a plurality of the votes cast by holders of the Outstanding Shares;

(ii) the adoption of the Acres Gaming Incorporated 2002 Stock Incentive Plan will be approved if this proposal receives the affirmative vote of a majority of the Outstanding Shares represented at the meeting;

(iii) the appointment of PricewaterhouseCoopers LLP will be ratified if this proposal receives the affirmative vote of a majority of the Outstanding Shares represented at the meeting.

      Abstentions and other non-votes will be counted for purposes of determining whether a quorum exists, but have no effect on the determination of whether a plurality exists with respect to a given nominee. An abstention or other non-vote has the effect of a vote against a proposal. Proxies will be received and tabulated by Wells Fargo Bank Minnesota, N.A., the Company’s transfer agent.

Revocability of Proxies

      Any proxy delivered pursuant to this solicitation is revocable at the option of the person giving it at any time before it is exercised. A proxy may be revoked prior to its exercise by delivering to the Company’s Secretary a written notice of revocation or a duly executed proxy card bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not constitute a revocation of a proxy.

      Each proxy returned to the Company will be voted in accordance with the instructions indicated thereon. If no instructions are indicated, the shares will be voted “FOR” (i) election of each of the nominees to the Board of Directors named in this Proxy Statement; (ii) adoption of the Acres Gaming Incorporated 2002 Stock Incentive Plan and (iii) ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending June 30, 2003. While the Board of Directors knows of no other matters to be presented at the Annual Meeting or any adjournment thereof, the persons named as proxies in the accompanying proxy will vote such proxies returned to the Company on any such matter in accordance with the judgment of the proxy holders.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Election of Directors

      The business and affairs of the Company are managed under the direction of its Board of Directors. The Company’s Bylaws provide that the Board of Directors shall consist of not less than one nor more than 15 members. The Board of Directors consists of six members. Members of the Board of Directors are elected for a term of one year or until their successors are elected.

      The Board of Directors has nominated Ronald G. Bennett, Robert W. Brown, Richard D. Furash, Floyd W. Glisson, Roger B. Hammock and David R. Willensky to serve as directors of the Company (the “Nominees”). Unless authority is withheld, all proxies received in response to this solicitation will be voted for the election of each these Nominees. If any Nominee becomes unable to serve prior to the Annual Meeting, the proxies received in response to this solicitation will be voted for a replacement nominee selected in accordance with the judgment of the proxy holders.

      Information about the Nominees:

      Floyd W. Glisson, age 55, became Chairman of the Board of Directors in April 2000 and has served as the Chief Executive Officer since July 1998. Mr. Glisson also served as President from July 1998 to April 2000. Mr. Glisson was senior vice president, finance and administration and chief financial officer for ConAgra Grocery Products Company, a unit of ConAgra, Inc., from April 1995 to July 1998. He has been a director of the Company since 1997.

      Ronald G. Bennett, age 56, served as senior vice president and managing director — human resources of GATX Capital, a leasing company, from December 1999 to June 2001. Mr. Bennett was president of Calavo Growers, a fresh produce and processed foods cooperative in California from 1997 to 1999. He also served as president for Hunt-Wesson Foodservice Company, a subsidiary of ConAgra, Inc., from 1996 to 1997. Prior to 1996, Mr. Bennett was president of Knott’s Berry Farm Foods, Inc. He has been a director of the Company since 2000.

      Robert W. Brown, age 47, has served as the finance and systems director for Talo, Inc., since November 2001, and as the president of BikeE Corporation, a designer and manufacturer of recumbent bicycles, since July 2002. From July 1999 to the present, Mr. Brown has also been a self-employed consultant as president of Brown Financial Consulting, LLC in Corvallis, Oregon. Mr. Brown served as the Company’s executive vice president, chief financial officer and treasurer from July 1993 to July 1999. Mr. Brown is a Certified Public Accountant. He has been a director of the Company since 2000.

      Richard D. Furash, age 58, founded Distance Learning Venture LLC, a training, education and consulting company, in 2000. Mr. Furash is a lecturer at the University of Arizona, where he teaches courses in grocery retailing. From 1978 to 2000, he was a partner in Deloitte & Touche LLP, a global accounting and consulting firm, where he led the consumer products practice and served as lead partner on major client projects. He has been a director of the Company since 2001.

      Roger B. Hammock, age 56, is a self-employed consultant and has been the president of San Pasqual Investors in Pasadena, California since April 1990. He was the founder and chief executive officer of two firms involved in the distribution and sale of technology related items. He has been a director of the Company since 2000.

      David R. Willensky, age 52, has been the managing director of The Advisory Group, a business strategy consulting firm based in Omaha, Nebraska, since he founded that company in 1998. Mr. Willensky was senior vice president, corporate planning and development for ConAgra Foods, Inc. from 1994 to 1998. He also served as managing director of California Strategic Investors, LLC, an acquisition advisory firm, from 1991 to 1994. Prior to 1991, Mr. Willensky was a partner with McKinsey & Company, Inc., a management consulting firm. He has been a director of the Company since 2000.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES.

Board Actions and Compensation of Directors

      During the fiscal year ended June 30, 2002, the Board of Directors met 8 times. Each director attended at least 75% of the meetings of the Board of Directors and committees on which he served during the time he was a director.

      Non-employee directors receive an annual fee of $25,000 and $1,000 per board meeting or committee meeting (other than committee meetings held in connection with a board meeting or meetings conducted via conference calls) plus expenses. During fiscal 2002 the Board of Directors created a Strategic Planning Committee consisting of Mr. Glisson and Mr. Willensky. Mr. Willensky was paid $18,750 for his services on the committee. On the date they are first elected to the Board of Directors, each non-employee director also receives options to purchase 7,500 shares of the Company’s Common Stock at an exercise price equal to fair market value on that date, of which 25% vest immediately and the remainder vest over three years. In addition, each non-employee director is granted options to purchase an additional 2,500 shares of Common Stock at each Annual Meeting of Stockholders after such director has served a full year. Those options vest on the same basis as the initial option grants.

MANAGEMENT INFORMATION

Executive Compensation

      The following table sets forth certain information for each of the fiscal years ended June 30, 2002, 2001 and 2000, regarding compensation accrued or paid to the Company’s Chief Executive Officer and each Executive Officer who accrued or was paid compensation in excess of $100,000 in the fiscal year ended June 30, 2002 (the “Named Executive Officers”).

Summary Compensation Table

				Long-Term
				Compensation
		Annual		Awards
		Compensation
	Fiscal			Restricted	All Other
Name and Principle Position	Year	Salary	Bonus	Stock	Compensation

Floyd W. Glisson	2002	$275,000	—	— (1)	$100,093	(2)
Chairman of the Board of Directors	2001	300,000	$250,000	$975,000 (1)	—
and Chief Executive Officer	2000	300,000	50,000	—	9,539	(3)
Richard J. Schneider	2002	178,000	—	—	—
President and Chief Operating Officer	2001	175,000	54,688	—	—
	2000	171,667	—	—	—
Patrick W. Cavanaugh	2002	115,000	—	—	—
Senior Vice President, Chief
Financial Officer & Treasurer(5)
Reed M. Alewel	2002	136,000	—	—	—
Senior Vice President of Sales and	2001	135,000	33,750	—	—
Secretary	2000	120,000	—	—	21,658	(4)

(1)	Mr. Glisson was granted 300,000 shares of restricted common stock pursuant to his Employment Agreement, dated as of January 1, 2001, 150,000 shares of which vest June 30, 2003 and the remainder of which vest on June 30, 2005, subject to accelerated vesting upon an involuntary termination of his employment with the Company other than for cause. Dividends will be paid on Mr. Glisson’s shares of restricted stock if dividends are paid on the Company’s outstanding shares of Common Stock. As of June 30, 2002 and 2001, Mr. Glisson’s restricted common stock was valued in the aggregate at $1,374,000 and $1,488,000, respectively.

(2)	Mr. Glisson received reimbursement of certain expenses he incurred in conjunction with his relocation to Las Vegas, Nevada in the amount of $49,925 and for the cost of his country club membership and associated monthly dues in the amount of $50,168.

(3)	Mr. Glisson received reimbursement of certain expenses he incurred in conjunction with his relocation to Las Vegas, Nevada.

(4)	Mr. Alewel received reimbursement of certain expenses he incurred in conjunction with his relocation to Las Vegas, Nevada.

(5)	Mr. Cavanaugh became Senior Vice President, Chief Financial Officer and Treasurer in September 2001.

Employment Contract

      The Company entered into an employment agreement with Floyd W. Glisson effective as of January 1, 2001 (the “Glisson Employment Agreement”), pursuant to which Mr. Glisson received a base salary of $275,000 for the period from July 1, 2001 to June 30, 2002, was granted a restricted stock award for 300,000 shares of the Company’s common stock, (150,000 shares of which vest June 30, 2003 and the remainder of which vest on June 30, 2005). No bonus was accrued or paid to Mr. Glisson for the fiscal year ended June 30, 2002. Pursuant to the Glisson Employment Agreement, Mr. Glisson will receive severance payments equal to 1.6 times his annual base salary and his restricted stock will be subject to accelerated vesting upon an involuntary termination of his employment with the Company other than for Cause as defined in the agreement. Currently, Mr. Glisson’s annual compensation under the Glisson Employment Agreement consists of a base salary of $300,000, and a bonus of up to ninety percent of his annual base salary depending on the Company’s performance as measured against targets set by the Board of Directors.

Option Grants in Last Fiscal Year

      The following tables set forth certain information regarding options granted during the fiscal year ended June 30, 2002, to the Named Executive Officers.

Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable
					Value at Assumed
		Percent of			Annual Rates of Stock
	Number of	Total Options			Price Appreciation for
	Securities	Granted to	Exercise		Option Term(3)
	Underlying	Employees in	Price	Expiration
Name	Options	Fiscal Year	($/Share)	Date	5%	10%

Patrick W. Cavanaugh	40,000 (1)	15.1%	$2.80	9/11/11	$70,436	$178,499
Richard J. Schneider	40,000 (2)	15.1%	$5.61	4/7/12	$141,124	$357,636

(1)	Options to purchase 8,000 shares vested April 1, 2002. The remaining vest ratably on April 1, 2003, 2004, 2005 and 2006.

(2)	Options vest with respect to 20% of the shares on April 8, 2003, 2004, 2005, 2006 and 2007, respectively.

(3)	Amounts shown in these columns have been derived by multiplying the exercise price by the annual appreciation rates shown (compounded for the term of the options), multiplying the result by the number of shares covered by the options, and subtracting the aggregate exercise price of the options. The dollar amounts set forth under this heading are the result of calculations at the 5 percent and 10 percent rates set by the Securities and Exchange Commission, and therefore are not intended to forecast possible future appreciation, if any, of the Company’s stock price.

Fiscal Year-End Option Values

      There were no exercises of stock options by the Named Executive Officers during the fiscal year ended June 30, 2002. The following table sets forth the number of securities underlying unexercised options and the value of unexercised in-the-money options at fiscal year end.

Aggregated Fiscal Year-End Option Values

	Number of Securities Underlying		Value of Unexercised In-The-Money
	Unexercised Options at Fiscal Year End		Options at Fiscal Year End
Name	Exercisable/Unexercisable		Exercisable/Unexercisable(1)

Floyd W. Glisson	142,500/	0	$483,300/	$0.00
Richard J. Schneider	90,000/	50,000	$179,350/	$88.00
Patrick W. Cavanaugh	8,000/	32,000	$14,240/	$56,960
Reed M. Alewel	95,200/	4,800	$179,263/	$0.00

(1)	The market price of the Company’s Common Stock was $4.58 at June 30, 2002.

Retirement Savings Plan

      The Company maintains a profit sharing and savings plan (the “401(k) Plan”) under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”), which allows employees to contribute up to 15 percent of their pre-tax income to the 401(k) Plan. The 401(k) Plan includes a discretionary matching contribution by the Company and provides that the Company may make an additional discretionary contribution out of profits at the end of any year. The Company has not made any discretionary matching contributions nor any additional discretionary contributions under the 401(k) Plan.

Stock Options

      The Acres Gaming Incorporated 1993 Stock Option and Incentive Plan (the “1993 Plan”) was adopted by the Board of Directors of the Company and approved by the stockholders in 1993. The 1993 Plan permits the granting of awards to employees and consultants of the Company in the form of stock options and grants of restricted stock. Stock options granted under the 1993 Plan may be “incentive stock options” meeting the requirement of Section 422 of the Code or non-qualified options that do not meet the requirements of

Section 422. A total of 1,750,000 shares of the Company’s Common Stock has been reserved for issuance pursuant to awards granted under the 1993 Plan. As of September 30, 2002, an aggregate of 1,003,625 shares were subject to outstanding stock options, and 301,300 shares were available for grant. The exercise prices for currently outstanding stock options range from $.94 to $15.00 per share. Options for 445,075 shares have been exercised under the 1993 Plan.

      The 1993 Plan is administered by the Compensation Committee of the Board of Directors. The 1993 Plan gives broad powers to the Committee to administer and interpret the 1993 Plan, including the authority to select the individuals to be granted options and to prescribe the particular form and conditions of each option granted. Options may be granted pursuant to the 1993 Plan through July 2003. The 1993 Plan may be terminated earlier by the Board of Directors in its sole discretion. The Board of Directors is presenting the Company’s 2002 Stock Incentive Plan to stockholders for approval. See Proposal No. 2 — Approve the Acres Gaming Incorporated 2002 Stock Incentive Plan.

Committees of the Board of Directors and Compensation Committee Insider Participation

      The Company has a standing Audit Committee and a Compensation Committee but no Nominating Committee.

Audit Committee

      In fiscal 2002, the Audit Committee initially consisted of Robert W. Brown, Chairman, Ronald G. Bennett, Roger B. Hammock, and David R. Willensky. On February 11, 2002, Richard D. Furash was appointed to the Audit Committee. Messrs. Bennett, Furash, Hammock and Willensky are independent directors as defined by Nasdaq rules. During the Company’s fiscal year 2002, Mr. Brown was not an independent director as defined by Nasdaq rules because he was Executive Vice President, Chief Financial Officer and Treasurer of the Company from July 1993 to July 1999. The Board of Directors determined that Mr. Brown’s membership on the Audit Committee was in the best interests of the Company and its stockholders because of Mr. Brown’s financial expertise and industry experience as the Company’s previous Chief Financial Officer.

Audit Committee Report

      The Audit Committee recommends the independent accountant of the Company for approval by the Board of Directors, reviews the planned scope and results of the annual audit, confers with the independent accountant, reviews the accountant’s recommendations with respect to accounting, internal controls and other matters, and makes other recommendations to the Board of Directors with respect to audit and finance matters.

      The Audit Committee operates under a written charter approved by the Board of Directors. Pursuant to authority delegated by the Board of Directors and the written charter of the Audit Committee, the Audit Committee:

•	monitors the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance;

•	monitors the independence and performance of the Company’s independent accountants; and

•	provides an avenue of communication among the independent accountants, management and the Board of Directors.

      In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the Company’s audited financial statements. The Audit Committee also discussed with the independent accountants the matters required by the Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with its independent accountants that firm’s independence.

Fiscal 2002 Audit

      Based on the reviews and discussions referred to above, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended June 30, 2002, to be filed with the Securities and Exchange Commission.

Audit Committee Report submitted by:

Robert W. Brown, Chairman
Ronald G. Bennett
Richard D. Furash
Roger B. Hammock
David R. Willensky

Compensation Committee

      In fiscal 2002, the Compensation Committee initially consisted of Ronald G. Bennett, Chairman, Roger B. Hammock and David R. Willensky. On February 11, 2002, Richard D. Furash was appointed to the Compensation Committee. The Compensation Committee makes recommendations to the Board regarding officers’ compensation, management incentive compensation arrangements and administers the Company’s Stock Option and Incentive Plan.

Report on Executive Compensation

      The underlying objectives of the Company’s compensation strategy are to attract and retain the best possible executive talent, to motivate those executives to achieve optimum operating performance for the Company, to link executive and stockholder interests through equity-based plans and to provide a compensation package that recognizes individual contributions as well as overall business results. There are three components to the Company’s executive compensation: base salary, long-term incentives in the form of stock options, and incentive (bonus) payments.

      Base Salary. Base salary for each executive officer, other than those for Mr. Glisson, was subjectively determined by an assessment of his or her sustained performance, advancement potential, experience, responsibility, scope and complexity of the position, and current salary in relation to salary levels for comparable positions in the industry, based on the Company’s general awareness of such salary levels. Mr. Glisson’s compensation for the fiscal year ended June 30, 2002, is based on his Employment Agreement.

      Long-Term Incentives. Stock options have been granted to the Chairman and other executive officers to encourage management of the Company from the perspective of an owner with an equity interest in the Company. Vesting is used to encourage key employees to continue in the employ of the Company. In general, compensation payments in excess of $1 million to any of the Named Executive Officers are subject to a limitation on deductibility for the Company under Section 162(m) of the Code. However, certain performance-based compensation is not subject to such limitation. Awards granted under the Company’s 1993 Plan qualify for such performance-based exception.

      Annual Incentives. Certain members of management may participate in an annual incentive plan, the goals of which are determined annually by the Company’s Board of Directors. There were no payments under the annual incentive plan with respect to the fiscal year ended June 30, 2002.

      Chief Executive Officer. Mr. Glisson’s compensation is based on his Employment Agreement with the Company, which also includes bonus provisions related to the Company’s performance. Mr. Glisson’s compensation as set forth in his employment agreement is derived from the value of his industry expertise and the compensation of comparable industry executives.

Compensation Committee Report submitted by:

Ronald G. Bennett, Chairman
Richard D. Furash
Roger B. Hammock
David R. Willensky

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee is comprised of non-employee directors of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Performance Graph

      The following graph compares total cumulative return to holders of the Company’s Common Stock with the cumulative total return of the Nasdaq US Stock Market and a peer group index created by the Company for the five year period ended June 30, 2002. The Company uses a peer group (the “Peer Group”) which consists of the following companies: Shuffle Master, Alliance Gaming Corporation, International Game Technology, Mikohn Gaming Corporation, WMS Industries and Innovative Gaming Corp. of America.

TOTAL RETURN TO STOCKHOLDERS

(Assumes $100 investment on 6/30/97)

Total Return Analysis	6/28/1997	6/30/1998	6/30/1999	6/30/2000	6/30/2001	6/30/2002

Acres Gaming	$100.00	$57.15	$22.86	$20.00	$56.48	$52.15
Peer Group	$100.00	$97.59	$95.42	$125.29	$386.33	$346.40
Nasdaq Composite	$100.00	$131.94	$187.71	$277.74	$151.35	$102.47

      Assumes $100 invested in the Company’s Common Stock, the Nasdaq Stock Market and the Peer Group, with all dividends reinvested. Stock price shown above for the Common Stock is historical and not necessarily indicative of future price performance.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires that the Company’s officers, directors and persons who own more than 10 percent of the Common Stock of the Company file with the Securities and Exchange Commission (the “SEC”) initial reports of beneficial ownership on Form 3 and reports of changes of beneficial ownership of Common Stock and other equity securities of the Company on Form 4 and Form 5. Officers, directors and holders of more than 10 percent of the Company’s Common Stock are required by SEC regulations to furnish to the Company copies of all Section 16(a) reports that they file. To the Company’s knowledge, based solely on a review of copies of such reports furnished to the Company and written representation that no other reports are required, during the 2002 fiscal year all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with by such persons.

PRINCIPAL SHAREHOLDERS

      The following table sets forth information regarding the beneficial ownership of shares of the Company’s Common Stock by each director of the Company, by each Named Executive Officer, by all directors and executive officers of the Company as a group, and by each stockholder who is known by the Company to own more than 5 percent of the Company’s Common Stock as of September 30, 2002.

	Number of Shares		Percent of
Beneficial Owner	Beneficially Owned(1)		Outstanding(2)

Directors and Executive Officers
Floyd W. Glisson	523,500	(3)	5.4%
Robert W. Brown	174,500	(4)	1.8%
Reed M. Alewel	99,709	(5)	1.0%
Richard J. Schneider	90,000	(6)	*
David R. Willensky	18,550	(7)	*
Roger B. Hammock	14,575	(8)	*
Patrick W. Cavanaugh	8,000	(9)	*
Ronald G. Bennett	6,250	(10)	*
Richard D. Furash	1,875	(11)	*
All directors and executive officers as a group (9 persons)	937,459	(12)	9.3%
Principal Shareholders
David L. Babson & Company, Inc.	920,100	(13)	9.7%
One Memorial Drive
Cambridge, MA 02142
Delta Partners LLC	705,200	(14)	7.4%
One Financial Center, Suite 1600
Boston, MA 02111

*	Less than 1%.

(1)	“Beneficial Ownership” is defined pursuant to Rule 13d-3 of the Exchange Act, and generally means any person who directly or indirectly has or shares voting or investment power with respect to a security. A person shall be deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days, including, but not limited to, any right to acquire such security through the exercise of any option or warrant or through the conversion of a security. Each person has sole voting and sole dispositive power with respect to all outstanding shares, except as noted.

(2)	Based on 9,507,546 shares outstanding at September 30, 2002. Any securities not outstanding that are subject to options or warrants held by a person are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

(3)	Includes 81,000 shares owned jointly with Mr. Glisson’s wife as trustees of the Glisson Family Trust, with respect to which Mr. Glisson has shared voting and shared dispositive powers, 300,000 shares of restricted stock and 142,500 shares subject to options exercisable within 60 days of September 30, 2002.

(4)	Includes 2,000 shares Mr. Brown holds as trustee for the benefit of his minor children, with respect to which he has sole voting and dispositive powers, and 172,500 shares subject to options exercisable within 60 days of September 30, 2002.

(5)	Includes 2,000 shares owned jointly with Mr. Alewel’s wife and 339 shares held as trustee for the benefit of his minor children, with respect to which Mr. Alewel has shared voting and shared dispositive powers. Also includes 620 shares held by Mr. Alewel’s wife with respect to which he has no voting or dispositive powers. Includes 95,200 shares subject to options exercisable within 60 days of September 30, 2002.

(6)	Includes 90,000 shares subject to options exercisable within 60 days of September 30, 2002.

(7)	Includes 300 shares held by Mr. Willensky’s wife with respect to which he has no voting or dispositive powers and 6,250 shares subject to options exercisable within 60 days of September 30, 2002.

(8)	Includes 4,000 shares owned jointly with Mr. Hammock’s wife with respect to which Mr. Hammock has shared voting and shared dispositive powers and 200 shares held as trustee for the benefit of his children. Also includes 4,375 shares subject to options exercisable within 60 days of September 30, 2002.

(9)	Includes 8,000 shares subject to options exercisable within 60 days of September 30, 2002.

(10)	Includes 6,250 shares subject to options exercisable within 60 days of September 30, 2002.

(11)	Includes 1,875 shares subject to options exercisable within 60 days of September 30, 2002.

(12)	Includes 526,950 shares subject to options exercisable within 60 days of September 30, 2002.

(13)	Based solely on a Schedule 13G, dated February 28, 2002, filed with the Securities and Exchange Commission on March 4, 2002.

(14)	Based solely on a Schedule 13G, dated June 6, 2002, filed with the Securities and Exchange Commission on June 7, 2002.

PROPOSAL NO. 2 — APPROVE THE ACRES GAMING INCORPORATED

2002 STOCK INCENTIVE PLAN

2002 Stock Option Plan

      General. On October 24, 2002, the Board of Directors adopted the 2002 Stock Incentive Plan (the “2002 Plan”). The purpose of the 2002 Plan is to enhance the long-term shareholder value of the Company by offering opportunities to employees (and persons offered employment), directors, officers, consultants, agents, advisors and independent contractors of the Company to participate in the Company’s growth and success, and to encourage them to remain in the service of the Company and its subsidiaries and to acquire and maintain stock ownership in the Company.

      The total number of shares subject to outstanding options and available for new grants under all the Company’s stock option plans, plus the number of shares available for new grants under the 2002 Plan as proposed to be adopted, is approximately 21% of the Company’s total outstanding Common Shares. The 2002 Plan is attached hereto as Appendix 1 and is incorporated herein by this reference. Set forth below is a summary of certain important features of the 2002 Plan, which summary is qualified in its entirety by reference to the full text of the 2002 Plan.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE ACRES GAMING INCORPORATED 2002 STOCK INCENTIVE PLAN.

Description of the 2002 Plan

      Stock Subject to the 2002 Plan. Subject to adjustment from time to time as provided in the 2002 Plan, the maximum number of shares of Common Stock available for issuance under the 2002 Plan will be equal to the sum of: (a) 700,000 shares of Common Stock; (b) any shares of Common Stock available for future awards under the 1993 Plan as of the effective date of the 2002 Plan; and (c) any shares of Common Stock that are represented by awards granted under the 1993 Plan that are forfeited, expire or are canceled without delivery of shares of Common Stock or which result in the forfeiture of shares of Common Stock back to the Company. As of September 30, 2002, 1,003,625 shares were subject to outstanding awards under the Company’s 1993 Plan, and 301,300 shares were available for future awards under the Company’s 1993 Plan.

      Subject to adjustment from time to time as provided in the 2002 Plan, no more than 300,000 shares of Common Stock in the aggregate may be issued pursuant to stock awards under the 2002 Plan. In addition, no more than 300,000 shares of Common Stock may be subject to aggregate awards under the 2002 Plan to any participant in any one year, except that the Company may make additional one-time grants of up to 300,000 shares to newly hired or newly promoted individuals, such limitation to be applied consistently with the requirements of, and only to the extent required for compliance with, certain provisions of Section 162(m) of the Code, which precludes the Company from taking a tax deduction for compensation payments to executives in excess of $1 million, unless such payments qualify for the “performance-based” exemption from the $1 million limitation.

      Any shares of Common Stock that cease to be subject to an option will be available for issuance in connection with future grants under the 2002 Plan. Options also may be granted in replacement of, or as alternatives to, grants or rights under any other employee or compensation plan or in substitution for, or by the assumption of, awards issued under plans of an acquired entity.

      Administration. The 2002 Plan will be administered by the Board of Directors or by a committee or committees appointed by, and consisting of two or more members of, the Board of Directors. The Board may delegate the responsibility for administering the 2002 Plan with respect to designated classes of eligible participants to different committees, subject to such limitations as the Board of Directors deems appropriate. Committee members will serve for such terms as the Board of Directors may determine, subject to removal by the Board at any time. In addition, the Board may authorize one or more officers of the company to grant awards to designated classes of persons within the limits specifically prescribed by the Board.

      Eligibility to Receive Options. Options may be granted under the 2002 Plan to those officers, directors and employees of the Company and its subsidiaries as the plan administrator from time to time selects. As of September 30, 2002, approximately 136 officers, directors and employees would have been eligible to receive awards under the 2002 Plan. Options may also be granted to consultants, agents, advisors and independent contractors who provide services to the Company and its subsidiaries.

      Types of Awards. Both incentive stock options, or ISOs, and nonqualified stock options, or NSOs, as well as stock awards (which may be subject to restrictions prescribed by the plan administrator) may be granted under the 2002 Plan. ISOs receive favorable tax treatment on exercise, and may receive favorable tax treatment on a qualifying disposition of the underlying shares. However, ISOs must comply with certain requirements regarding exercise price, maximum term and post-termination exercise period, and must be issued under a shareholder-approved plan. NSOs are not subject to these requirements, nor may they receive this favorable tax treatment upon exercise.

      Terms and Conditions of Stock Option Grants. The per share exercise price for each option granted under the 2002 Plan will be determined by the plan administrator, but will be not less than 100% of the fair market value of a share of Common Stock on the date of grant with respect to ISOs. For purposes of the 2002 Plan, “fair market value” means the closing price for a share of Common Stock as reported by the Nasdaq SmallCap Market for a single trading day. The closing sale price of the Common Stock on September 30, 2002, as reported on the Nasdaq SmallCap Market, was $5.55.

      The exercise price for shares purchased under options may be paid in cash or by check or, unless the plan administrator at any time determines otherwise, a combination of cash, check, shares of Common Stock which have been held for at least six months, or such other consideration as the plan administrator may permit. The Company may require the optionee to pay to the Company any applicable withholding taxes that the Company is required to withhold with respect to the grant or exercise of any award. The withholding tax may be paid in cash or, subject to applicable law, the plan administrator may permit the optionee to satisfy such obligations by the withholding or delivery of shares of Common Stock. The Company may withhold from any shares of Common Stock issuable pursuant to an option or from any cash amounts otherwise due from the Company to the recipient of the award an amount equal to such taxes. The Company may also deduct from any option any other amounts due from the recipient to the Company or any of its subsidiaries.

      The option term will be fixed by the plan administrator, and each option will be exercisable pursuant to a vesting schedule determined by the plan administrator. If the vesting schedule is not set forth in the instrument evidencing the option, the option will become exercisable with respect to  1/4 of the shares on the first anniversary of the date of grant and with respect to an additional  1/48 monthly thereafter. The plan administrator will also determine the circumstances under which an option will be exercisable in the event the optionee ceases to be employed by, or to provide services to, the Company or one of its subsidiaries. If not so established, options generally will be exercisable for one year after termination of services as a result of retirement, early retirement at the Company’s request, disability or death and for three months after all other terminations. An option will automatically terminate if the optionee’s services are terminated for cause, as defined in the 2002 Plan.

      Transferability. No option will be assignable or otherwise transferable by the holder other than by will or the laws of descent and distribution and, during the holder’s lifetime, may be exercised only by the holder, unless the plan administrator determines otherwise in its sole discretion, and except to the extent permitted by Section 422 of the Code.

      Company Transaction. In the event of certain mergers, consolidations, sales or transfers of substantially all the assets of the Company or a liquidation of the Company, each option that is at the time outstanding will automatically accelerate so that each such option becomes, immediately prior to such company transaction, 100% vested, except that such option will not so accelerate if and to the extent such option is, in connection with the company transaction, either to be assumed by the successor company or parent thereof or to be replaced with a comparable award for the purchase of shares of the capital stock of the successor company. In addition, the plan administrator may elect to cash out outstanding options.

      Further Adjustment of Options. The plan administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, to take such further action as it determines to be necessary or advisable, and fair and equitable to holders, with respect to options. Such authorized action may include (but is not limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, options so as to provide for earlier, later, extended or additional time for exercise or settlement and other modifications, and the plan administrator may take such actions with respect to all holders, to certain categories of holders or only to individual holders.

      Amendment and Termination. The 2002 Plan may be suspended or terminated by the Board of Directors at any time. The Board may amend the 2002 Plan, as it deems advisable, subject to shareholder approval in certain instances, as set forth in the 2002 Plan. No ISOs may be granted under the 2002 Plan more than ten years after the date the 2002 Plan is adopted by the Board of Directors.

      Federal Income Tax Consequences. The following discussion summarizes the material federal income tax consequences to the Company and the participants in connection with the 2002 Plan under existing applicable provisions of the Code and the regulations thereunder. The discussion is general in nature and does not address issues relating to the income tax circumstances of any individual employee or holder. The discussion is subject to possible future changes in the law. The discussion does not address the consequences of state, local or foreign tax laws.

      Nonqualified Stock Options. A recipient will not have any income at the time an NSO is granted nor will the Company be entitled to a deduction at that time. When an NSO is exercised, the optionee will have ordinary income (whether the option price is paid in cash or by surrender of already owned shares of Common Stock), in an amount equal to the excess of the fair market value of the shares to which the option exercise pertains over the option price. The Company will be entitled to a tax deduction with respect to an NSO at the same time and in the same amount as the recipient recognizes ordinary income, assuming that the deduction is not disallowed by Section 162(m) of the Code (which limits the Company’s deduction in any one year for certain remuneration paid to certain executives in excess of $1 million) or otherwise limited under the Code.

      Incentive Stock Options. An optionee will not have any income at the time an ISO is granted. Furthermore, an optionee will not have regular taxable income at the time the ISO is exercised. However, the excess of the fair market value of the shares at the time of exercise over the exercise price will be a preference item that could create an alternative minimum tax liability. If an optionee disposes of the shares acquired on exercise of an ISO after the later of two years after the grant of the ISO and one year after exercise of the ISO, the gain (i.e., the excess of the proceeds received over the option price), if any, will be long-term capital gain eligible for favorable tax rates under the Code. If the optionee disposes of the shares within two years of the grant of the ISO or within one year of exercise of the ISO, the disposition is normally a “disqualifying disposition,” and the optionee will recognize ordinary income in the year of the disqualifying disposition equal to the excess of the amount received for the shares (or, in the case of a gift, the fair market value of the shares at the time the ISO is exercised) over the option price. The balance of the gain or loss, if any, will be long-term or short-term capital gain depending on whether the shares were sold more than one year after the ISO was exercised.

      The Company is not entitled to a deduction as the result of the grant or exercise of an ISO. If the optionee has ordinary income taxable as compensation as a result of a disqualifying disposition, the Company will be entitled to a deduction at the same time and in the same amount as the optionee recognizes ordinary income, assuming that the deduction is not disallowed by Section 162(m) of the Code.

      New Plan Benefits. Since awards under the 2002 Plan will be discretionary, total awards that may be granted for the current fiscal year are not determinable until completion of the fiscal year.

Description of Other Equity Compensation Agreements

      The following table summarizes information about equity awards under the Company’s 1993 Plan and those equity awards outside of the 1993 Plan as of June 30, 2002:

	Number of Shares of	Weighted	Number of Shares of
	Common Stock to be	Average	Common Stock
	Issued upon Exercise	Exercise Price of	Available for Future
	of Outstanding	Outstanding	Issuance (Excluding
Plan Category	Options*	Options	Shares Reflected in *)

Equity compensation plans approved by security holders: 1993 Plan	1,009,525	$4.17	311,500
Equity compensation plan not approved by security holders:
Richard J. Schneider(1)	25,000	$1.00	N/A
Reed M. Alewel(2)	25,000	$1.00	N/A
Floyd W. Glisson(3)	135,000	$1.00	N/A
Total	1,194,525	$3.68	311,500

(1)	Options were issued pursuant to a Nonqualified Stock Option Agreement dated December 8, 1999 between the Company and Mr. Schneider. The exercise price for the options is $1.00 per share. The options vested as follows: 25% vested on December 8, 1999, and 25% vested on April 1, 2000, 2001 and 2002, respectively. The options expire on December 8, 2009.

(2)	Options were issued pursuant to a Nonqualified Stock Option Agreement dated December 8, 1999 between the Company and Mr. Alewel. The exercise price for the options is $1.00 per share. The options vested as follows: 25% vested on December 8, 1999, and 25% vested on April 1, 2000, 2001 and 2002, respectively. The options expire on December 8, 2009.

(3)	Options were issued pursuant to a Nonqualified Stock Option Agreement dated December 8, 1999 between the Company and Mr. Glisson. The exercise price for the options is $1.00 per share. All of the options vested on December 8, 1999. The options expire on December 8, 2009.

Description of Equity Compensation Agreements Outside of 1993 Plan

      Non-Plan Options. In December 1999, the Company’s Board of Directors granted NSOs outside the 1993 Plan to three of the Company’s officers for the numbers of shares and upon the terms set forth in the table above (the “Non-Plan Options”). The Non-Plan Options were not submitted to the Company’s stockholders for approval.

Administration

      The Company’s Board of Directors has the sole authority to determine the terms of awards and other terms, conditions and restrictions of the Non-Plan Options.

Terms and Conditions of Options

      The Non-Plan Options are non-transferable except to the extent permitted by the agreement evidencing such Non-Plan Option; provided, however, that no Non-Plan Option will be transferable by any optionee other than by will or the laws of descent and distribution.

Termination and Amendment

      The Non-Plan Options will terminate on December 8, 2009, unless earlier terminated upon the termination of employment or death of the holder of the Non-Plan Option. The Non-Plan Options may be amended at any time by the Board of Directors, subject to approval by the holder of such Non-Plan Option with respect to any amendment that would materially and adversely affect the rights of the holder of such Non-Plan Option.

Federal Income Tax Consequences

      The following discussion summarizes the material federal income tax consequences to the holders of the Non-Plan Options. The discussion is general in nature and does not address issues related to the tax circumstances of any particular holder. The discussion is based on federal income tax laws in effect on the date hereof and is, therefore, subject to possible future changes in law. The discussion does not address state, local or foreign consequences.

      Nonqualified Stock Options. There are no tax consequences to the Company or the optionee upon the grant of a non-qualified stock option. Upon the exercise of an NSO, an optionee recognizes ordinary income equal to the difference between the exercise price for the shares and the fair market value of the shares on the date of exercise. The Company is entitled to a corresponding tax deduction equal to the amount of income recognized by the optionee at the time of recognition by the optionee, provided that the Company meets its federal income and employment tax withholding obligations and that the deduction is not otherwise disallowed by the Code.

      Restricted Stock Award. The Company issued 300,000 shares of restricted Common Stock to Floyd W. Glisson, its Chairman and Chief Executive Officer, in connection with his employment agreement dated as of January 1, 2001. This restricted stock award was not submitted to the Company’s stockholders for approval. See “Employment Contract” for a more detailed description of the restricted stock award.

PROPOSAL NO. 3 — RATIFICATION OF THE

APPOINTMENT OF INDEPENDENT ACCOUNTANTS

      The Board of Directors recommends that the stockholders ratify the appointment of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as independent accountants to examine the financial statements of the Company for the fiscal year ending June 30, 2003. The firm of PricewaterhouseCoopers has served as the Company’s independent accountants since May 2002. A representative of PricewaterhouseCoopers will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from stockholders.

      The Audit Committee has determined that the provision of services rendered by PricewaterhouseCoopers for audit and all other fees is compatible with maintaining PricewaterhouseCoopers’s independence.

Changes in the Company’s Certifying Accountant

      On May 6, 2002, the Company terminated the engagement of Arthur Andersen LLP (“Arthur Andersen”) as its independent accountants. On May 8, 2002 the Company engaged PricewaterhouseCoopers to serve as its independent accountants for the fiscal year ending June 30, 2002. The termination of Arthur Andersen and the engagement of PricewaterhouseCoopers were both approved by the Board of Directors, upon recommendation of the Audit Committee. The Company reported this change of accountants in a Current Report on Form 8-K filed with the SEC on May 9, 2002 (the “Form 8-K”).

      None of Arthur Andersen’s reports on the Company’s consolidated financial statements for the fiscal years ended June 30, 2001 and 2000 contained an adverse opinion or disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles.

      During the fiscal years ended June 30, 2001 and 2000 and through the date of the Form 8-K, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years.

      During the fiscal years ended June 30, 2001 and 2000 and through the date of the Form 8-K, the Company did not consult PricewaterhouseCoopers with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events.

      The Company provided Arthur Andersen with a copy of the foregoing disclosures and received from Arthur Andersen a letter stating its agreement with such disclosures. A copy of the letter from Arthur Andersen was filed with the SEC as an exhibit to the Form 8-K.

Audit Fees

      Arthur Andersen’s fees for professional services for reviewing the financial statements included in the Company’s Quarterly Reports on Form 10-Q for fiscal 2002 were approximately $10,000.

      PricewaterhouseCoopers’ fees for professional services for reviewing the financial statements included in the Company’s Quarterly Reports on Form 10-Q and for auditing the Company’s annual financial statements for the year ended June 30, 2002 were approximately $70,000.

Financial Information Systems Design and Implementation Fees

      There were no services rendered by Arthur Andersen or PricewaterhouseCoopers for financial information systems design or implementation for the year ended June 30, 2002.

All Other Fees

      The aggregate fees for all other services rendered by Arthur Andersen and PricewaterhouseCoopers for the year ended June 30, 2002 were approximately $35,230, and $5,780, respectively.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS INDEPENDENT ACCOUNTANTS OF THE COMPANY.

PROPOSALS OF SHAREHOLDERS

      Any stockholder wishing to have a proposal considered for inclusion in the proxy materials for the Company’s 2003 Annual Meeting of Stockholders must set forth such proposal in writing and file it with the Secretary of the Company no later than July 10, 2003. In addition, if the Company receives notice of a shareholder proposal later than September 23, 2003, the persons named as proxies in the accompanying proxy will have discretionary authority to vote on that shareholder proposal.

OTHER BUSINESS

      At the date of this Proxy Statement, management knows of no other business that may properly come before the Annual Meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the proxies received in response to this solicitation in accordance with their best judgment on such matters.

INCORPORATION BY REFERENCE

      The Financial Statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the Company’s Annual Report to Stockholders for the fiscal year ended June 30, 2002, transmitted with the Proxy Statement, are hereby incorporated by reference. No other portions of the Annual Report shall be deemed incorporated herein.

HOUSEHOLDING

      Currently, the Company delivers a copy of its proxy materials to each stockholder, including those who share an address. To reduce our printing costs and postage fees, beginning next year the Company will adopt a procedure approved by the Securities and Exchange Commission (SEC) called “Householding.” Under this procedure, multiple stockholders that share the same last name and address and do not participate in electronic delivery of the proxy will receive only one copy of the proxy materials, unless they notify us that they wish to continue receiving multiple copies.

      You may request multiple copies of the proxy materials by notifying the Company in writing at: 7115 Amigo, Suite 150, Las Vegas, Nevada 89119, Attn: Investor Relations. You may opt-out of Householding thirty days prior to the mailing of proxy materials in November of each year.

FINANCIAL INFORMATION

      THE COMPANY’S 2002 ANNUAL REPORT TO STOCKHOLDERS ACCOMPANIES THESE MATERIALS. COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2002, MAY BE OBTAINED FROM THE COMPANY WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY. REQUESTS SHOULD BE DIRECTED TO THE CHIEF FINANCIAL OFFICER, ACRES GAMING INCORPORATED, 7115 AMIGO STREET, SUITE 150, LAS VEGAS, NEVADA 89119.

By Order of the Board of Directors

Patrick W. Cavanaugh
Senior Vice President, Chief Financial Officer
and Treasurer

October 28, 2002

APPENDIX 1

ACRES GAMING INCORPORATED

2002 STOCK INCENTIVE PLAN

SECTION 1. Purpose

      The purpose of the Acres Gaming Incorporated 2002 Stock Incentive Plan (the “Plan”) is to enhance the long-term stockholder value of Acres Gaming Incorporated, a Nevada corporation (the “Company”), by offering opportunities to selected persons to participate in the Company’s growth and success, and to encourage them to remain in the service of the Company or a Related Company (as defined in Section 2) and to acquire and maintain stock ownership in the Company.

SECTION 2. Definitions

      In the Plan:

      “Award” means any Option or Stock Award.

      “Board” means the Board of Directors of the Company.

      “Cause,” unless otherwise defined in the instrument evidencing the Award or in a written employment or services agreement between the Company or a Related Company and the Participant, means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

      “Code” means the Internal Revenue Code of 1986, as amended from time to time.

      “Common Stock” means the common stock, par value $0.01 per share, of the Company.

      “Company Transaction,” unless otherwise defined in the instrument evidencing the Award or in a written employment or services agreement between the Participant and the Company or a Related Company, means consummation of either

(a) a merger or consolidation of the Company with or into any other company, entity or person or

(b) a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all the Company’s then outstanding securities or all or substantially all the Company’s assets;

provided, however, that a Company Transaction shall not include a Related Party Transaction.

      “Disability,” unless otherwise defined by the Plan Administrator or in the instrument evidencing the Award or in a written employment or services agreement between the Participant and the Company or a Related Company, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable, in the opinion of the Plan Administrator, to perform his or her duties for the Company or a Related Company and to be engaged in any substantial gainful activity.

      “Early Retirement” means Termination of Service prior to Retirement on terms and conditions approved by the Plan Administrator.

      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      “Fair Market Value” means the per share value of the Common Stock as established in good faith by the Plan Administrator or, if the Common Stock is (a) listed on the Nasdaq National Market, the closing sales price for the Common Stock as reported by that market for regular session trading for a single trading day, or (b) listed on the New York Stock Exchange or the American Stock Exchange, the closing sales price for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for regular session trading for a single trading day, (c) quoted on the Nasdaq SmallCap Market, the last sales price as reported by that market for a single trading day or (d) quoted on the OTC Bulletin Board Service or by the National Quotation Bureau, Inc., the average of the high bid and low asked prices reported by such service for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

      “Grant Date” means the date on which the Plan Administrator completes the corporate action authorizing the grant of an Award or such later date specified by the Plan Administrator provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

      “Incentive Stock Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the Code.

      “Nonqualified Stock Option” means an Option other than an Incentive Stock Option.

      “Option” means the right to purchase Common Stock granted under Section 7.

      “Option Expiration Date” has the meaning set forth in Section 7.6.

      “Option Term” has the meaning set forth in Section 7.3.

      “Participant” means the person to whom an Award is granted.

      “Plan Administrator” has the meaning set forth in Section 3.1.

      “Related Company” means any entity that, directly or indirectly, is in control of, or is controlled by the Company.

      “Related Party Transaction” means (a) a merger or consolidation of the Company in which the holders of the outstanding voting securities of the Company immediately prior to the merger or consolidation hold at least a majority of the outstanding voting securities of the Successor Company immediately after the merger or consolidation; (b) a sale, lease, exchange or other transfer of the Company’s assets to a majority-owned subsidiary company; (c) a transaction undertaken for the principal purpose of restructuring the capital of the Company, including reincorporating the Company in a different jurisdiction or creating a holding company; or (d) a corporate dissolution or liquidation.

      “Retirement,” unless otherwise defined by the Plan Administrator from time to time for purposes of the Plan, means Termination of Service on or after the date the individual reaches “normal retirement age” as that term is defined in Section 411(a)(8) of the Code.

      “Securities Act” means the Securities Act of 1933, as amended.

      “Stock Award” means an Award of shares of Common Stock or units denominated in Common Stock granted under Section 9, the rights of ownership of which may be subject to restrictions prescribed by the Plan Administrator.

      “Successor Company” means the surviving company, the successor company or its parent, as applicable, in connection with a Company Transaction.

      “Ten Percent Stockholder” means a Participant who owns more than 10% of the total combined voting power of all classes of the stock of the Company or of its parent or subsidiary corporations.

      “Termination of Service” means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including death, Disability, Early Retirement or Retirement, as determined by the Plan Administrator in its sole discretion. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Plan Administrator and its determination shall be final. Transfer of the Participant’s employment or service relationship between Related Companies, or between the Company and any Related Company, shall not be considered a Termination of Service for purposes of an Award, but unless the Plan Administrator determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company.

      “Vesting Commencement Date” means the Grant Date or such other date selected by the Plan Administrator as the date from which the Option begins to vest for purposes of Section 7.4.

SECTION 3. Administration

      3.1     Plan Administrator

      The Plan shall be administered by the Board and/or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board (a “Plan Administrator”). If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the members of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) “outside directors” as contemplated by Section 162(m) of the Code and (b) “nonemployee directors” as contemplated by Rule 16b-3 under the Exchange Act. Notwithstanding the foregoing, the Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of one or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board may authorize one or more officers of the Company to grant Awards to designated classes of eligible persons, within the limits specifically prescribed by the Board.

      3.2              Administration and Interpretation by Plan Administrator

      Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including selecting the persons to be granted Awards, determining the type of Awards, the number of shares of Common Stock subject to an Award, and all terms, conditions, restrictions and limitations, if any, of an Award, and approving the forms of agreement for use under the Plan. The Plan Administrator shall also have exclusive authority to interpret the Plan and the terms of any instrument evidencing the Award and may from time to time adopt and change rules and regulations of general application for the Plan’s administration. The Plan Administrator’s interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate ministerial duties to such of the Company’s officers as it so determines. For purposes of determining the effect on an Award of a Company-approved leave of absence or a Participant’s working less than full time, the human resources director or other person performing that function may be deemed the Plan Administrator.

SECTION 4. Stock Subject to the Plan

      4.1     Authorized Number of Shares

      Subject to adjustment from time to time as provided in Section 12.1, the number of shares of Common Stock available for issuance under the Plan shall be 700,000 shares.

      In addition, (a) any authorized shares not issued or subject to outstanding awards under the Company’s 1993 Stock Option and Incentive Plan (the “Prior Plan”) on the date of stockholder approval of the Plan and (b) any shares subject to outstanding awards under the Prior Plan on such date that cease to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in shares), up to an aggregate maximum of 301,300 shares, subject to adjustment from time to time as provided in Section 12.1, shall cease, as of such date, to be available for grant and issuance under the Prior Plan, but shall be available for issuance under the Plan.

      The number of shares of Common Stock reserved pursuant to this Section 4.1 shall be increased by the corresponding number of shares of Common Stock that may be issued pursuant to Awards granted in substitution for, or the number of shares of Common Stock issuable pursuant to any old awards that are assumed, in an Acquisition Transaction as set forth in Section 6.3.

      Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

      4.2     Reuse of Shares

      Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or settlement of the Award to the extent it is exercised for or settled in shares) shall again be available for issuance in connection with future grants of Awards under the Plan. In the event shares issued under the Plan are reacquired by the Company pursuant to any forfeiture provision, right of repurchase or right of first refusal, such shares shall again be available for the purposes of the Plan; provided, that the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the sum of the share numbers in Section 4.1, subject to adjustment from time to time as provided in Section 12.1; and provided, further, that for purposes of Section 4.3, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code.

      4.3     Limitations

      (a) Subject to adjustment from time to time as provided in Section 12.1, not more than an aggregate of 300,000 shares shall be available for issuance pursuant to grants of Stock Awards under the Plan.

      (b) Subject to adjustment from time to time as provided in Section 12.1, not more than 300,000 shares of Common Stock may be made subject to Awards under the Plan to any individual in the aggregate in any one fiscal year of the Company, except that the Company may make one-time grants of up to 300,000 shares to newly hired or newly promoted individuals, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

SECTION 5. Eligibility

      An Award may be granted to any officer, director or employee of the Company or a Related Company that the Plan Administrator from time to time selects. An Award may also be granted to any consultant, advisor or independent contractor who provides services to the Company or any Related Company, so long as such Participant (a) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) does not directly or indirectly promote or maintain a market for the Company’s securities.

SECTION 6. Awards

      6.1     Form and Grant of Awards

      The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Awards may be granted singly or in combination.

      6.2     Settlement of Awards

      The Company may settle Awards through the delivery of shares of Common Stock, the granting of replacement Awards or any combination thereof as the Plan Administrator shall determine. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine. The Plan Administrator may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred stock equivalents.

      6.3     Acquired Company Awards

      Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of acquired entities (“Acquired Entities”) (or the parent of an Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or stock, reorganization or liquidation (the “Acquisition Transaction”). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

SECTION 7. Awards of Options

      7.1     Grant of Options

      The Plan Administrator shall have the authority, in its sole discretion, to grant Options designated as Incentive Stock Options or as Nonqualified Stock Options.

      7.2     Option Exercise Price

      The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than the minimum exercise price required by Section 8.3 with respect to Incentive Stock Options and shall not be less than 85% of Fair Market Value of the Common Stock on the Grant Date with respect to Nonqualified Stock Options.

      7.3     Term of Options

      Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option (the “Option Term”) shall be as established for that Option by the Plan Administrator or, if not so established, shall be ten years from the Grant Date. For Incentive Stock Options, the Option Term shall be as specified in Section 8.4.

      7.4     Exercise of Options

      The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall vest and become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

Period of Participant’s Continuous
Employment or Service With the Company
or Its Related Companies From the Vesting	Portion of Total Option
Commencement Date	That Is Vested and Exercisable

After 1 year	1/4
Each additional one-month period of continuous service completed thereafter	An additional 1/48
After 4 years	100%

      The Plan Administrator, in its sole discretion, may adjust the vesting schedule of an Option held by a Participant who works less than “full time” as that term is defined by the Plan Administrator or who takes a Company-approved leave of absence.

      To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to the Company of a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Plan Administrator, accompanied by payment in full as described in Section 7.5. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Plan Administrator.

      7.5     Payment of Exercise Price

      The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Plan Administrator for that purchase, which forms may include:

(a) cash;

(b) check;

(c) tendering (either actually or, if the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock already owned by the Participant for at least six months (or any shorter period necessary to avoid a charge to the Company’s earnings for financial reporting purposes) that on the day prior to the exercise date have a Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(d) if the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or

(e) such other consideration as the Plan Administrator may permit.

      7.6     Post-Termination Exercises

      The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, if a Participant ceases to be employed by, or to provide services to, the Company or a Related Company, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:

(a) Any portion of an Option that is not vested and exercisable on the date of a Participant’s Termination of Service shall expire on such date.

(b) Any portion of an Option that is vested and exercisable on the date of a Participant’s Termination of Service shall expire on the earliest to occur of

(i) if the Participant’s Termination of Service occurs for reasons other than Cause, Retirement or Early Retirement, Disability or death, the date that is three months after such Termination of Service;

(ii) if the Participant’s Termination of Service occurs by reason of Retirement or Early Retirement, Disability or death, the one-year anniversary of such Termination of Service; and

(iii) the last day of the Option Term (the “Option Expiration Date”).

If a Participant’s Termination of Service occurs for Cause, all Options granted to the Participant shall automatically expire upon first notification to the Participant of such termination, unless the Plan Administrator determines otherwise. If a Participant’s employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights under any Option shall likewise be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after a Participant’s

Termination of Service, any Option then held by the Participant may be immediately terminated by the Plan Administrator, in its sole discretion.

Notwithstanding the foregoing, if a Participant dies after his or her Termination of Service but while an Option is otherwise exercisable, the portion of the Option that is vested and exercisable on the date of such Termination of Service shall expire upon the earlier to occur of (y) the Option Expiration Date and (z) the one-year anniversary of the date of death, unless the Plan Administrator determines otherwise.

(c) A Participant’s change in status from an employee to a consultant, advisor or independent contractor or a change in status from a consultant, advisor or independent contractor to an employee, shall not be considered a Termination of Service for purposes of this Section 7.

(d) The effect of a Company-approved leave of absence on the application of this Section 7 shall be determined by the Plan Administrator, in its sole discretion.

SECTION 8. Incentive Stock Option Limitations

      Notwithstanding any other provisions of the Plan, and to the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

      8.1     Dollar Limitation

      To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which a Participant’s Incentive Stock Options become exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

      8.2     Eligible Employees

      Individuals who are not employees of the Company or one of its parent or subsidiary corporations may not be granted Incentive Stock Options.

      8.3     Exercise Price

      The exercise price of an Incentive Stock Option shall be at least 100% of the Fair Market Value of the Common Stock on the Grant Date, and in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date. The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code.

      8.4     Option Term

      Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the Option Term of an Incentive Stock Option shall not exceed ten years, and in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, shall not exceed five years.

      8.5     Exercisability

      An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the date of a Participant’s Termination of Service if termination was for reasons other than death or Disability, (b) more than one year after the date of a Participant’s Termination of Service if termination was by reason of Disability, or (c) after the Participant has been on leave of absence for more than 90 days, unless the Participant’s reemployment rights are guaranteed by statute or contract.

      8.6     Taxation of Incentive Stock Options

      In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares acquired upon the exercise of an Incentive Stock Option for two years after the Grant Date and one year after the date of exercise.

      A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Participant shall give the Company prompt notice of any disposition of shares acquired on the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

      8.7     Promissory Notes

      The amount of any promissory note delivered pursuant to Section 7.5 in connection with an Incentive Stock Option shall bear interest at a rate specified by the Plan Administrator, but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

      8.8     Code Definitions

      For the purposes of this Section 8, “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

SECTION 9. Stock Awards

      9.1     Grant of Stock Awards

      The Plan Administrator is authorized to make Awards of Common Stock or Awards denominated in units of Common Stock on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any (which may be based on continuous service with the Company or the achievement of performance goals related to one or more of the following: profits, profit growth, profit-related return ratios, cash flow or total stockholder return net revenue, net earnings, operating earnings or income, earnings per share, cash flow, pretax profits, earnings growth, revenue growth, book value per share or stock price, where such goals may be stated in absolute terms or relative to comparison companies), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which repurchase or forfeiture of the Stock Award shall occur by reason of a Participant’s Termination of Service.

      9.2     Issuance of Shares

      Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon a Participant’s release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the Participant or, in the case of the Participant’s death, to the personal representative of the Participant’s estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

      9.3     Waiver of Restrictions

      Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Stock Award under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate; provided, however, that the Plan Administrator may not adjust performance goals for any Stock Award intended to be exempt under Section 162(m) of the Code for the year in which the Stock Award is settled in such a manner as would increase the amount of compensation otherwise payable to a Participant.

SECTION 10. Withholding

      The Company may require the Participant to pay to the Company the amount of any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award. The Company shall not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.

      The Plan Administrator may permit or require a Participant to satisfy all or part of his or her tax withholding obligations by (a) paying cash to the Company, (b) having the Company withhold from any cash amounts otherwise due or to become due from the Company to the Participant, or (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested in the case of Stock Awards) having a value equal to the tax withholding obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations. The value of the shares so withheld may not exceed the employer’s minimum required tax withholding rate, and the value of the shares so tendered may not exceed such rate to the extent the Participant has owned the tendered shares for less than six months if such limitation is necessary to avoid a charge to the Company for financial reporting purposes.

SECTION 11. Assignability

      No Award or interest in an Award may be assigned, pledged or transferred by the Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent a Participant designates a beneficiary on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit a Participant to assign or transfer an Award; provided, however, that an Award so assigned or transferred shall be subject to all the terms and conditions of the Plan and those contained in the instrument evidencing the Award.

SECTION 12. Adjustments

      12.1     Adjustment of Shares

      In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or of any other company or (b) new, different or additional securities of the Company or of any other company being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan and issuable as Incentive Stock Options as set forth in Section 4, the maximum number and kind of securities that may be made subject to Stock Awards and to Awards to any individual as set forth in Section 4.3, and the number and kind of securities automatically granted pursuant to a formula program under the Plan and (ii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding. Notwithstanding the foregoing, a dissolution or liquidation of the Company or a Company Transaction shall not be governed by this Section 12.1 but shall be governed by Sections 12.2 and 12.3, respectively.

      12.2     Dissolution or Liquidation

      To the extent not previously exercised or settled, and unless otherwise determined by the Plan Administrator in its sole discretion, Options and Stock Awards denominated in units shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a forfeiture provision or repurchase right applicable to an Award has not been waived by the Plan Administrator, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

      12.3     Company Transaction

      12.3.1       Options. In the event of a Company Transaction, except as otherwise provided in the instrument evidencing an Option or in a written employment or services agreement between a Participant and the Company or a Related Company,

(a) Except as provided in subsection (b) below, each outstanding Option shall be assumed or an equivalent option or right substituted by the Successor Company.

(b) If in connection with a Company Transaction the Successor Company refuses to assume or substitute for an Option, then each such outstanding Option shall become fully vested and exercisable with respect to 100% of the unvested portion of the Option. In such case, the Plan Administrator shall notify the Participant in writing or electronically that the unvested portion of the Option specified above shall be fully vested and exercisable for a specified time period. At the expiration of the time period, the Option shall terminate, provided that the Company Transaction has occurred.

(c) For the purposes of this Section 12.3, the Option shall be considered assumed or substituted for if following the Company Transaction the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Option immediately prior to the Company Transaction, the consideration (whether stock, cash, or other securities or property) received in the Company Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Company Transaction is not solely common stock of the Successor Company, the Plan Administrator may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject thereto, to be solely common stock of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Company Transaction. The determination of such substantial equality of value of consideration shall be made by the Plan Administrator and its determination shall be conclusive and binding.

(d) Notwithstanding the forgoing or any other provision of the Plan, the Plan Administrator may determine at any time that Participants holding Options shall have the right in lieu of exercising the Option to elect during a specified period of time determined by the Plan Administrator to surrender all or part of an Option to the Company in exchange for a cash payment in an amount equal to the amount by which the Fair Market Value per share of Common Stock as of the date the Corporate Transaction occurs exceeds the per share exercise price for such Option multiplied by the number of shares subject to such Option.

(e) All Options shall terminate and cease to remain outstanding immediately following the Company Transaction, except to the extent assumed by the Successor Company.

      12.3.2          Stock Awards. In the event of a Company Transaction, except as otherwise provided in the instrument evidencing the Award and unless otherwise provided in a written employment or services agreement between a Participant and the Company or a Related Company, the vesting of shares subject to Stock Awards shall accelerate, and the forfeiture provisions to which such shares are subject shall lapse, if and to the same extent that the vesting of outstanding Options accelerates in connection with the Company Transaction. If unvested Options are to be assumed or substituted by a Successor Company without acceleration upon the occurrence of a Company Transaction, the repurchase or forfeiture provisions to which such Stock Awards are subject shall continue with respect to shares of the Successor Company that may be issued in exchange for such shares.

      12.4     Further Adjustment of Awards

      Subject to Sections 12.2 and 12.3, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change of control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change of control that is the reason for such action.

      12.5     Limitations

      The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

      12.6     Fractional Shares

      In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

SECTION 13. Amendment and Termination

      13.1     Amendment, Suspension or Termination of Plan

      The Board may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, stockholder approval shall be required for any amendment that would (a) increase the total number of shares available for issuance under the Plan, (b) modify the class of employees eligible to receive Options, or (c) otherwise require stockholder approval under any applicable law or regulation. Any amendment made to the Plan that would constitute a “modification” to Incentive Stock Options outstanding on the date of such amendment shall not, without the consent of the Participant, be applicable to such outstanding Incentive Stock Options but shall have prospective effect only.

      13.2     Term of Plan

      The Plan shall have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than ten years after the later of (a) the adoption by the Board of the Plan and (b) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

      13.3     Consent of Participant

      The suspension, amendment or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Sections 12.1 through 12.3 shall not be subject to these restrictions.

SECTION 14. General

      14.1     Evidence of Awards

      Awards granted under the Plan shall be evidenced by a written instrument that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

      14.2     No Individual Rights

      Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without Cause.

      14.3     Issuance of Shares

      Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction), and the applicable requirements of any securities exchange or similar entity.

      The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal, state and foreign securities laws.

      To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

      14.4     No Rights as a Stockholder

      No Option or Stock Award denominated in units shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

      14.5     Compliance With Laws and Regulations

      Notwithstanding anything in the Plan to the contrary, the Plan Administrator, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

      14.6     Participants in Other Countries

      The Plan Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of other countries in which the Company or any Related Company may operate to assure the viability of the benefits from Awards granted to Participants employed in such countries and to meet the objectives of the Plan.

      14.7     No Trust or Fund

      The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

      14.8     Severability

      If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

      14.9     Choice of Law

      The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Nevada without giving effect to principles of conflicts of law.

SECTION 15. Effective Date

      The effective date is the date on which the Plan is adopted by the Board. If the stockholders of the Company do not approve the Plan within 12 months after the Board’s adoption of the Plan, any Incentive Stock Options granted under the Plan will be treated as Nonqualified Stock Options.

PLAN ADOPTION AND AMENDMENTS/ ADJUSTMENTS

SUMMARY PAGE

Date of		Section/Effect	Date of Stockholder
Board Action	Action	of Amendment	Approval

October 24, 2002	Initial Plan Adoption

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held December 11, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Floyd W. Glisson and Richard J. Schneider, and each of them, as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Acres Gaming Incorporated held of record by the undersigned on October 28, 2002, at the Annual Meeting of Stockholders to be held on December 11, 2002, or at any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

1.	Election of Directors. Election of the following nominees to serve as directors each for a one-year term or until his or her successor is duly elected.

(a)	Floyd W. Glisson	☐ FOR nominee ☐ WITHHOLD AUTHORITY to vote for nominee
(b)	Ronald G. Bennett	☐ FOR nominee ☐ WITHHOLD AUTHORITY to vote for nominee
(c)	Robert W. Brown	☐ FOR nominee ☐ WITHHOLD AUTHORITY to vote for nominee
(d)	Richard D. Furash	☐ FOR nominee ☐ WITHHOLD AUTHORITY to vote for nominee
(e)	Roger B. Hammock	☐ FOR nominee ☐ WITHHOLD AUTHORITY to vote for nominee
(f)	David R. Willensky	☐ FOR nominee ☐ WITHHOLD AUTHORITY to vote for nominee

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

2.	Approval of the 2002 Stock Incentive Plan. Approve the adoption of the Acres Gaming Incorporated 2002 Stock Incentive Plan.

☐ FOR            ☐ AGAINST            ☐ ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

3.	Ratification of Independent Accountants. Ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending June 30, 2003.

☐ FOR            ☐ AGAINST            ☐ ABSTAIN

     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH NOMINEE IN ITEM 1 AND “FOR” ITEMS 2 AND 3.

Please sign below exactly as your name appears on your stock certificate. When shares are held jointly, each person should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title.

Dated:	, 2002

Signature

Signature if held jointly

     YOUR VOTE IS IMPORTANT. PROMPT RETURN OF THIS PROXY CARD WILL HELP SAVE THE EXPENSE OF ADDITIONAL SOLICITATION EFFORTS.